Exhibit 10.4

Promissory Note

Execution Version

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE MAKER MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER TO THE EFFECT THAT ANY SALE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Infinite Acquisitions LLLP
PROMISSORY NOTE

Principal Amount: $2,000,000	Dated as of January 31, 2023

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, FAST Acquisition Corp. II, a Delaware corporation (the “Maker”), promises to pay to the order of Infinite Acquisitions LLLP, a Nevada limited liability limited partnership, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to Two Million Dollars ($2,000,000), in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.    Definitions.

(a)   Capitalized terms that are used but not otherwise defined herein shall have the meanings ascribed to them in that certain Amended and Restated Agreement and Plan of Merger, dated as of January 31, 2023 (as it may be amended, restated or supplemented from time to time, the “Merger Agreement”), by and among the Maker, Falcons Beyond Global, LLC, a Florida limited liability company (“Falcons”), Falcon’s Beyond Global, Inc., a Delaware corporation and a wholly owned subsidiary of Falcons (“Pubco”), and Palm Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco.

(b)  The following definitions shall apply for all purposes of this Note:

“Claim” has the meaning set forth in Section 15 hereof.

“Drawdown Request” has the meaning set forth in Section 4(b) hereof.

“Event of Default” has the meaning set forth in Section 7 hereof.

“Maker” has the meaning set forth in the recitals hereof.

“Maturity Date” means the Acquisition Merger Effective Time.

“Note” means this Promissory Note.

“Payee” has the meaning set forth in the recitals hereof.

2.    Principal.  On the Maturity Date, the entire unpaid principal balance of this Note shall be due and payable in full, unless accelerated upon the occurrence of an Event of Default (as defined below). On the Maturity Date, by providing written notice to Maker, Pubco may elect to convert any portion or all of the amount outstanding under this Note into shares of Pubco Class A Common stock at a conversion price of $10.00 per share. If the Merger Agreement is terminated in accordance with its terms prior to the Maturity Date, the entire unpaid principal balance of this Note shall be forgiven without any payment by the Maker.

3.    Interest.  No interest shall accrue on the unpaid principal balance of this Note.

4.    Prepayment; Drawdown Requests.

(a)   The Maker may not prepay any outstanding principal balance of this Note in whole or in part at any time without the advance written consent of the Payee, which may be withheld by the Payee for any reason or no reason.

(b)  Payee agrees to fund up to the principal balance of this Note, upon receipt of requests from the Maker (each, a “Drawdown Request”) for the amounts set forth in each such Drawdown Request for the sole purpose of paying SPAC Extension Expenses, and Payee shall fund each Drawdown Request in accordance with the wiring instructions attached here to as Exhibit A no later than the second business day after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is Two Million Dollars ($2,000,000). Each Drawdown Request must not be an amount less than Fifty Thousand Dollars ($50,000) unless otherwise acceptable to Payee. Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

5.    Application of Payments.  All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

6.    Use of Proceeds.  Maker hereby represents, warrants and covenants to Payee that the entire principal balance of this Note will be used by Maker solely for the purpose of paying SPAC Extension Expenses.

7.    Events of Default.  The occurrence of any of the following shall constitute an event of default (“Event of Default”):

(a)  Failure to Make Required Payments. Failure by the Maker to pay the principal balance due pursuant to this Note on the Maturity Date;

(b)  Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing; or

(c)  Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

8.    Termination of Rights.  All rights with respect to this Note shall terminate upon repayment of the unpaid principal balance of this Note.1

9.    Remedies.

(a)  Upon the occurrence of an Event of Default specified in Section 7(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal balance of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

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1        Note to GDC: the A&R BCA provides that the Note will survive termination of the BCA.

(b)  Upon the occurrence of an Event of Default specified in Section 7(b) or Section 7(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

10.  Waivers.  The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

11.  Unconditional Liability.  The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

12.  Notices.  All notices, statements or other documents which are required or contemplated by this Note shall be in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, and (ii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

13.  Construction.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

14.  Severability.  Any provision contained in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.  Trust Waiver.  Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which the proceeds of the initial public offering conducted by the Maker (including the deferred underwriters discounts and commissions) and certain proceeds of the sale of the private placement warrants were deposited, as described in greater detail in the registration statement and prospectus filed with the U.S. Securities and Exchange Commission in connection with the initial public offering on March 18, 2021, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

16.  Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

17.  Successors and Assigns.  Subject to the restrictions on transfer in Section 18 below, the rights and obligations of the Maker and the Payee hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of any party hereto (by operation of law or otherwise) with the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

18.  Transfer of this Note.  Prior to an Event of Default, neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Maker’s prior written consent, which the Maker may withhold in its sole discretion.

19.  Acknowledgment.  The Payee is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Payee understands that the acquisition of this Note involves substantial risk. The Payee has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.

[Signature page follows.]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

FAST ACQUISITION CORP. II
By:	/s/ Garrett Schreiber
	Name:	Garrett Schreiber
	Title:	CFO

[Signature Page to Promissory Note]

Acknowledged and agreed as of the date first above written.

INFINITE ACQUISITIONS LLLP, a Nevada Limited Liability Partnership

By:	Erudite Cria, Inc., a Delaware Corporation

/s/ Lucas Demerau
By:	Lucas Demerau
Its:	Chairman

[Signature Page to Promissory Note]